OAKWOOD MORTGAGE INVESTORS, INC. 2000-A          REPORT DATE:  9/8/00
        OAKWOOD ACCEPTANCE CORP. -  SERVICER             POOL REPORT # 6
        REMITTANCE REPORT                                Page 1 of 6
        REPORTING MONTH:   Aug-00

                    Scheduled Principal Balance of Contracts
        ------------------------------------------------------------------------

        Beginning                                                                                    Ending           Scheduled
        Principal           Scheduled        Prepaid           Liquidated       Contracts            Principal        Gross
        Balance             Principal        Principal          Principal       Repurchased          Balance          Interest
        ---------------------------------------------------------------------------------------------------------------------------


        316,535,154.49     (302,748.06)     (1,207,306.03)     (539,533.10)        0.00             314,485,567.30    2,651,954.62
        ===========================================================================================================================

                          Scheduled                                             Amount
        Servicing         Pass Thru           Liquidation        Reserve        Available for        Limited          Total
        Fee               Interest            Proceeds           Fund Draw      Distribution         Guarantee        Distribution
        ---------------------------------------------------------------------------------------------------------------------------


        263,779.30        2,388,175.32        386,689.73           0.00         4,548,698.44           0.00           4,548,698.44
        ===========================================================================================================================




                               Certificate Account
        -----------------------------------------------------------------------

        Beginning                  Deposits                                   Investment     Ending
        Balance           Principal       Interest        Distributions       Interest       Balance
        --------------------------------------------------------------------------------------------------

        1,202,909.42      2,037,761.55    2,343,968.59    (4,224,857.70)      5,256.29      1,365,038.15
        ==================================================================================================

                        P&I Advances at Distribution Date
        -----------------------------------------------------------------------

        Beginning          Recovered            Current            Ending
        Balance            Advances             Advances           Balance
        -----------------------------------------------------------------------
        1,430,753.40      -1,430,753.40       1,539,632.62      1,539,632.62
        =======================================================================

OAKWOOD MORTGAGE INVESTORS, INC. 2000-A              REPORT DATE:  9/8/00
OAKWOOD ACCEPTANCE CORP. -  SERVICER                 POOL REPORT # 6
REMITTANCE REPORT                                    Page 2 of 6
REPORTING MONTH:  August-00


Class B Crossover Test                                             Test Met?
---------------------------------------------------             ---------------

(a) Remittance date on or after October 2004                          N


(b) Average 60 day Delinquency rate <=  5.5%                          Y



(d) Cumulative losses do not exceed the following percent of the intitial principal balance of all Certificates

       Oct. 2004 - Mar. 2006               7%                         N
       April 2006 - Mar. 2007              8%                         N
       April 2007 - Sept. 2008             9.5%                       N
       Oct. 2008 and After                 10.5%                      N


(e) Current realized loss ratio <=         3.00%                      Y

(f) Does subordinated cert. percentage equal or
     exceed                                41.618%
     of stated scheduled pool balance

                Beginning M balances              32,844,000.00

                Beginning B balances              32,023,000.00

                Overcollateralization             11,495,849.57
                                                 --------------
                                                  76,362,849.57
                Divided by beginning pool
                balance                          316,535,154.49
                                                 --------------
                                                         24.125%      N
                                                 ==============


Average 60 day delinquency ratio:

                         Over 60s           Pool Balance          %
                   ----------------------------------------------------
Current Mo             9,593,275.28         314,485,567.30       3.05%
1st Preceding Mo       7,355,847.61         316,535,154.49       2.32%
2nd Preceding Mo       4,112,142.61         318,088,741.15       1.29%

                                                Divided by         3
                                                                ------
                                                                 2.22%
                                                                ======

Cumulative loss ratio:

                    Cumulative losses           218,287.90
                                            --------------
Divided by Initial Certificate Principal    328,440,849.57      0.066%
                                                                ======



Current realized loss ratio:

                    Liquidation            Pool
                      Losses              Balance

Current Mo          152,843.37         316,535,154.49
1st Preceding Mo     44,983.35         318,088,741.15
 2nd Preceding Mo    20,461.18         320,037,228.91
                    ---------------------------------
                    218,287.90         318,220,374.85
                                                                0.274%
                                                                ======

OAKWOOD MORTGAGE INVESTORS, INC. 2000-A             REPORT DATE:  9/8/00
OAKWOOD ACCEPTANCE CORP. -  SERVICER                POOL REPORT # 6
REMITTANCE REPORT                                   Page 3 of 6
REPORTING MONTH:     Aug-00



                                                          Delinquency Analysis

                                                 31 to 59 days       60 to 89 days        90 days and Over       Total Delinq.
                 No. of       Principal             Principal           Principal            Principal             Principal
                 Loans        Balance           #   Balance         #   Balance          #   Balance            #  Balance
               --------------------------------------------------------------------------------------------------------------------


Excluding Repos   6,265    311,458,836.98      161  6,089,383.87    78  2,892,979.40     84  3,680,032.51      323   12,662,395.78

          Repos      89      3,026,730.32        0          0.00    13    424,920.38     75  2,595,342.99       88    3,020,268.37
               --------------------------------------------------------------------------------------------------------------------

          Total   6,354    314,485,567.30      161  6,089,383.87    91  3,317,899.78    159  6,275,375.50      411   15,682,659.15
               ====================================================================================================================
                                                                                                               6.5%           4.99%
                                                                                                               ====================

                             Repossession Analysis
  Active Repos           Reversal       Current Month
  Outstanding           (Redemption)       Repos            Cumulative Repos
       Principal            Principal       Principal             Principal
  #     Balance         #    Balance     #   Balance          #    Balance
-------------------------------------------------------------------------------


 89   3,026,730.32      0    0.00        31  1,034,230.91    110   3,729,899.13

OAKWOOD MORTGAGE INVESTORS, INC. 2000-A            REPORT DATE:  9/8/00
OAKWOOD ACCEPTANCE CORP. -  SERVICER               POOL REPORT # 6
REMITTANCE REPORT
REPORTING MONTH:   Aug-00                          Page 4 of 6

REPOSSESSION LIQUIDATION REPORT


                                      Liquidated                                                                             Net
     Account    Customer              Principal          Sales           Insur.          Total         Repossession      Liquidation
     Number       Name                 Balance          Proceeds        Refunds         Proceeds         Expenses         Proceeds
------------------------------------------------------------------------------------------------------------------------------------

     2108207 KEVIN S HOLDEN           29,553.94        27,500.00         261.47        27,761.47         6,540.00         21,221.47
     2111102 CESAR E VICENTAINER      46,195.55        46,153.69         514.16        46,667.85        11,409.61         35,258.24
     2111417 RYAN J RODGERS           36,430.66        38,800.00         296.40        39,096.40         6,879.00         32,217.40
     2116465 FRANCIS WILDER           13,346.59        12,500.00          81.43        12,581.43         6,090.00          6,491.43
     2123578 ANTHONY A TENNYSON       40,242.71        37,000.00         185.14        37,185.14         6,825.00         30,360.14
     2130680 ROBERT HEWETT            25,195.14        28,800.00       1,072.49        29,872.49         6,579.00         23,293.49
     2131274 STEVE A BALTIMORE        35,277.86        31,400.00       2,082.86        33,482.86         6,657.00         26,825.86
     2132322 RUTH ORSEN               33,872.37        31,900.00           0.00        31,900.00         6,672.00         25,228.00
     2133163 DARRELL L BEAN           30,709.53        29,000.00       1,974.94        30,974.94         6,585.00         24,389.94
     2141265 ANN C DUNN               33,467.22        32,500.00       2,078.98        34,578.98         6,690.00         27,888.98
     2158301 TIMOTHY L HARPER         25,645.60        25,900.00         761.24        26,661.24         6,492.00         20,169.24
     2164911 JAMES G APPERSON JR      35,923.43        31,325.00       1,377.64        32,702.64         6,654.75         26,047.89
     1990845 ROBERT ALCORN            55,589.03        55,400.00           0.00        55,400.00        11,687.00         43,713.00
     2130417 JAMES W THACKER          34,588.74        33,900.00         729.53        34,629.53         6,732.00         27,897.53
     2130698 STACEY WHITT             36,109.67        36,650.00         240.82        36,890.82         6,814.50         30,076.32
     2147932 CORY M SIMMONS           27,385.06        25,400.00         391.17        25,791.17         6,477.00         19,314.17
                                   -------------------------------------------------------------------------------------------------
                                     539,533.10       524,128.69      12,048.27       536,176.96       115,783.86        420,393.10
                                   =================================================================================================


                                                                           Net             Current
     Acount     Customer                Unrecov.       FHA Insurance       Pass Thru       Period Net      Cumulative
     Number      Name                   Advances         Coverage          Proceeds        Gain/(Loss)     Gain/(Loss)
------------------------------------------------------------------------------------------------------------------------

     2108207 KEVIN S HOLDEN            2,235.08            0.00            18,986.39       (10,567.55)
     2111102 CESAR E VICENTAINER       3,017.07            0.00            32,241.17       (13,954.38)
     2111417 RYAN J RODGERS            2,236.35            0.00            29,981.05        (6,449.61)
     2116465 FRANCIS WILDER            1,209.66            0.00             5,281.77        (8,064.82)
     2123578 ANTHONY A TENNYSON        2,633.85            0.00            27,726.29       (12,516.42)
     2130680 ROBERT HEWETT             2,129.05            0.00            21,164.44        (4,030.70)
     2131274 STEVE A BALTIMORE         2,307.74            0.00            24,518.12       (10,759.74)
     2132322 RUTH ORSEN                2,140.55            0.00            23,087.45       (10,784.92)
     2133163 DARRELL L BEAN            2,175.68            0.00            22,214.26        (8,495.27)
     2141265 ANN C DUNN                1,907.78            0.00            25,981.20        (7,486.02)
     2158301 TIMOTHY L HARPER          2,070.21            0.00            18,099.03        (7,546.57)
     2164911 JAMES G APPERSON JR       2,078.95            0.00            23,968.94       (11,954.49)
     1990845 ROBERT ALCORN             2,186.33            0.00            41,526.67       (14,062.36)
     2130417 JAMES W THACKER           1,755.88            0.00            26,141.65        (8,447.09)
     2130698 STACEY WHITT              1,619.25            0.00            28,457.07        (7,652.60)
     2147932 CORY M SIMMONS            1,999.94            0.00            17,314.23       (10,070.83)
                                   ------------------------------------------------------------------------------------
                                      33,703.37            0.00           386,689.73      (152,643.37)    (218,287.90)
                                   ====================================================================================

OAKWOOD MORTGAGE INVESTORS, INC. 2000-A           REPORT DATE:  9/8/00
OAKWOOD ACCEPTANCE CORP. -  SERVICER              POOL REPORT # 6
REMITTANCE REPORT
REPORTING MONTH:   Aug-00                         Page 5 of 6

CERTIFICATE PRINCIPAL ANALYSIS

       PRINCIPAL
                                                  Beginning                                  Ending     Accelerated
                  Original         Beginning      Principal    Current       Current        Principal   Principal        Ending
Senior           Certificate      Certificate     Shortfall    Principal     Principal      Shortfall   Distribution   Certificate
Certificates       Balance          Balance       Carry-Over      Due          Paid         Carry-Over    Amount         Balance
-----------------------------------------------------------------------------------------------------------------------------------

A-1             65,000,000.00     51,452,520.51     0.00     2,049,587.19    2,049,587.19    0.00         0.00        49,402,933.32

A-2             23,000,000.00     23,000,000.00     0.00             0.00            0.00    0.00         0.00        23,000,000.00

A-3             14,000,000.00     14,000,000.00     0.00             0.00            0.00    0.00         0.00        14,000,000.00

A-4             25,000,000.00     25,000,000.00     0.00             0.00            0.00    0.00         0.00        25,000,000.00

A-5            125,078,000.00    125,078,000.00     0.00             0.00            0.00    0.00         0.00       125,078,000.00

-----------------------------------------------------------------------------------------------------------------------------------
Total
Certificate
Principal
Bal.           252,078,000.00    238,530,520.51     0.00     2,049,587.19    2,049,587.19    0.00         0.00       236,480,933.32
===================================================================================================================================


                                      Principal Paid
Senior                                Per $1,000
Certificates         Pool Factor      Denomination
-------------------------------------------------------

A-1                     76.00451%          31.53211

A-2                    100.00000%           0.00000

A-3                    100.00000%           0.00000

A-4                    100.00000%           0.00000

A-5                    100.00000%           0.00000



       PRINCIPAL
                                                    Beginning                           Ending               Accelerated
                      Original         Beginning    Principal   Current     Current    Principal   Current   Principal      Ending
Subordinate          Certificate      Certificate    Shortfall  Principal  Principal  Shortfall  Writedown/ Distribution Certificate
Certificates          Balance          Balance      Carry-Over    Due        Paid      Carry-Over (Writeup)    Amount       Balance
-----------------------------------------------------------------------------------------------------------------------------------
M-1                  20,527,000.00   20,527,000.00  0.00          0.00          0.00     0.00        0.00              20,527,000.00
M-1 Outstanding
 Writedown                                    0.00                                                                              0.00

M-2                  12,317,000.00   12,317,000.00  0.00          0.00          0.00     0.00        0.00              12,317,000.00
M-2 Outstanding
 Writedown                                    0.00                                                                              0.00

B-1                  13,138,000.00   13,138,000.00  0.00          0.00          0.00     0.00        0.00              13,138,000.00
B-1 Outstanding
 Writedown                                    0.00                                                   0.00                       0.00

B-2                  18,885,000.00   18,885,000.00  0.00          0.00          0.00     0.00        0.00              18,885,000.00
B-2 Outstanding
 Writedown                                    0.00                                                   0.00                       0.00

Excess Asset
Principal Balance    11,495,849.57   13,137,633.98                                                             0.00    13,137,633.98
                    ----------------------------------------------------------------------------------------------------------------
Total Excluding
Writedown Balances   76,362,849.57   78,004,633.98  0.00         (0.00)        (0.00)    0.00        0.00      0.00    78,004,633.98
                    ================================================================================================================
All Certificates
Excluding Writedown
Balances            328,440,849.57  316,535,154.49  0.00  2,049,587.19  2,049,587.19     0.00        0.00      0.00   314,485,667.30
                    ================================================================================================================

                                   Principal Paid
Subordinate         Pool           Per $1,000
Certificates        Factor         Denomination

                    ------------------------------

M-1                 100.00%        0.00

M-2                 100.00%        0.00

B-1                 100.00%        0.00

B-2                 100.00%        0.00

OAKWOOD MORTGAGE INVESTORS, INC. 2000-A              REPORT DATE:  9/8/00
OAKWOOD ACCEPTANCE CORP. -  SERVICER                 POOL REPORT # 6
REMITTANCE REPORT
REPORTING MO. MONTH   Aug-00                         Page 6 of 6

CERTIFICATE INTEREST ANALYSIS

                                                                Current
                                                                Carry-Over                             Interest
               Pass      Beginning Carry-                       Priority                  Ending       Paid Per
Senior         Through   Over Priority      Current Priority    Interest                  Carry-Over     1000          Total Class
Certificates   Rate      Interest Balance   Interest Accrual     Accrual       Paid       Balance      Denomination    Distribution
              ----------------------------------------------------------------------------------------------------------------------

A-1           6.76875%        0.00            299,898.52          0.00       299,898.52     0.00       4.61382         2,349,485.71

A-2           7.7650%         0.00            148,829.17          0.00       148,829.17     0.00       6.47083           148,829.17

A-3           7.9450%         0.00             92,691.67          0.00        92,691.67     0.00       6.62083            92,691.67

A-4           8.1500%         0.00            169,791.67          0.00       169,791.67     0.00       6.79167           169,791.67

A-5           8.1600%         0.00            850,530.40          0.00       850,530.40     0.00       6.80000           850,530.40
              -----------------------------------------------------------------------------------                      -------------
Total                         0.00          1,561,741.43          0.00     1,561,741.43     0.00                       3,611,328.62
              ===================================================================================                      =============


                                                                         Current                                  Ending
               Pass         Beginning Carry-                             Carry-Over                               Carry-Over
Subordinate    Through        Over Priority      Current Priority    Priority Interest  Priority Interest     Priority Interest
Certificates   Rate         Interest Balance     Interest Accured         Accured            Paid                Balance
              --------------------------------------------------------------------------------------------------------------------

M-1            8.3000%            0.00            141,978.42              0.00             141,978.42                  0.00


M-2            8.2500%            0.00             84,679.38              0.00              84,679.38                  0.00


B-1            8.2500%            0.00             90,323.75              0.00              90,323.75                  0.00

B-2            8.0000%            0.00            125,900.00              0.00             125,900.00                  0.00

X                         1,707,228.94            383,552.34              0.00             230,708.97          1,860,072.31

R                                 0.00                  0.00              0.00                   0.00                  0.00

Service Fee    1.0000%            0.00            263,779.30              0.00             263,779.30                  0.00
                        ----------------------------------------------------------------------------------------------------------
Total                     1,707,228.94          1,090,213.19              0.00             937,369.82          1,860,072.31
                        ==========================================================================================================
All Certificates          1,707,228.94          2,651,954.62              0.00           2,499,111.25          1,860,072.31
                        ==========================================================================================================



                  Beginning                          Current                        Ending           Interest
                  Carry-Over        Current         Carry-Over                      Carry-Over       Paid Per
Subordinate       Writedown        Writedown        Writedown        Writedown      Writedown         1000          Total Class
Certificates      Int. Balance    Int. Accrued     Int. Accrued    Interest Paid    Int. Balance    Denomination    Distribution
----------------------------------------------------------------------------------------------------------------------------------

M-1                 0.00              0.00             0.00            0.00            0.00           6.91667        141,978.42


M-2                 0.00              0.00             0.00            0.00            0.00           6.87500         84,679.38


B-1                 0.00              0.00             0.00            0.00            0.00           6.87500         90,323.75

B-2                 0.00              0.00             0.00            0.00            0.00           6.66667        125,900.00


X                                                                                                                    230,708.97

R                                                                                                                          0.00

Service Fee                                                                                                          263,779.30
                 --------------------------------------------------------------------------------                ---------------
Total               0.00              0.00             0.00            0.00            0.00                          937,369.82
                 ================================================================================                ===============
All Certificates    0.00              0.00             0.00            0.00            0.00                        4,548,698.44
                 ================================================================================                ===============

                                                            Cumulative X Interest Shortfall                        1,860,072.31
                                                            Cumulative Accelerated Prin. Disb.                    (1,641,784.41)
                                                                                                                 ---------------
                                                                                                                     218,287.90
                                                                                                                 ===============
